Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 9, 2018 (the “Closing Date”) by and among Astrotech Corporation, a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A.

The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act; and

B.

The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, in the case of non-Affiliate Investors, such number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) or, in the case of Affiliate Investors, shares of the Company’s series B convertible preferred stock, par value $0.001 per share (the “Preferred Stock”), in the amounts and at the Closing Price, as set forth on Exhibit B (collectively, the “Shares”).

C.

The Preferred Stock has such terms as set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designation”) in the form attached hereto as Exhibit C, which shares shall be convertible into shares of the Company’s Common Stock, in accordance with the terms of the Certificate of Designation (the “Conversion Shares”).

D.

Contemporaneously with the sale of the Shares, the Company and the Investors who are not Affiliates of the Company will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights to such Investors who are not Affiliates of the Company in respect of the Shares under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit C attached hereto.

“Closing” has the meaning set forth in Section 3.1.

“Closing Price” means the last reported closing price per share of Common Stock for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, on Trading Day immediately prior to the date of the Agreement.

“Company Intellectual Property” means Intellectual Property that is used in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms of the Certificate of Designations.

“Disclosure Schedules” has the meaning set forth in Section 4.

“Environmental Laws” has the meaning set forth in Section 4.16.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” has the meaning set forth in Section 4.18.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes.

“Intellectual Property Rights” has the meaning set forth in Section 4.15.

“Investor Questionnaire” has the meaning set forth in Section 3.1.

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 7.5.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition, prospects or business of the Company, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any effect caused by the announcement or pendency of the transactions contemplated by the Transaction Documents, or the identity of any Investor or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement, (ii) changes in United States generally accepted accounting principles so long as such changes do not have a materially disproportionate effect on the Company, (iii) changes in law, regulation or other binding directives or orders issued by any Governmental Authority so long as such changes do not have a materially disproportionate effect on the Company, or (iv) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company specific changes) so long as such changes do not have a materially disproportionate effect on the Company.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“NASDAQ” means The NASDAQ Capital Market.

“OFAC” has the meaning set forth in Section 4.26.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Stock” means up to 866,950 shares of the Company’s B Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit C hereto.

“Press Release” has the meaning set forth in Section 9.7.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction

Documents, including any Conversion Shares issuable upon exercise in full of all shares of Preferred Stock, ignoring any conversion limits set forth therein.

“SEC Filings” has the meaning set forth in Section 4.8.

“Shares” has the meaning set forth in the Recitals.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Listing Rule 5635(b), from the shareholders of the Company with respect to the issuance of all of the Conversion Shares (including any Conversion Shares issuable in connection with the applicable anti-dilution provisions included in the Transaction Documents) issuable upon conversion of the Preferred Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for the Shares purchased hereunder as specified opposite such Investor’s name on Exhibit B attached hereto, under the column entitled “Aggregate Purchase Price of Shares” in U.S. Dollars and in immediately available funds.

“Trading Day” means a day on which NASDAQ is open for trading.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” has the meaning set forth in Section 7.5.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Designations, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“USPTO” has the meaning set forth in Section 4.15.

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit B.

3.Closing.

3.1The closing of the purchase and sale of the Shares (which Shares are set forth in the Schedule of Investors) pursuant to this Agreement (the “Closing”) shall be held on the date hereof at the offices of Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, New York 10112. At or prior to the Closing, each Investor shall execute any related agreements or other documents required to be executed hereunder, dated on or before the Closing Date, including but not limited to the Investor Questionnaire and the Selling Stockholder Notice and Questionnaire in the forms attached hereto as Appendix I and Appendix II (the “Investor Questionnaire” and the “Selling Stockholder Questionnaire,” respectively).

3.2On the Closing Date, each Investor shall deliver or cause to be delivered to the Company the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date.

3.3At the Closing, the Company shall deliver or cause to be delivered to each Investor a number of Shares registered in the name of the Investor, in the amount set forth opposite the name of such Investor on Exhibit B attached hereto.

4.Representations and Warranties of the Company. The Company (which term, for purposes of this Article 4, includes the Company’s wholly-owned subsidiaries, except for Sections 4.2 through 4.6, 4.8, 4.18, 4.21, 4.23 through 4.25, 4.27 through 4.35, and as specifically otherwise excluded) hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”) or the SEC Filings (as hereinafter defined), which qualify these representations and warranties in their entirety, as of the date hereof:

4.1Organization, Good Standing and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver the Transaction Documents, to carry out the provisions of the Transaction Documents, to issue and sell the Shares and to carry on its business as presently conducted and as proposed to be conducted as described in the SEC Filings. The Company is not in violation or default of any of the provisions of its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Bylaws (the “Bylaws”) or other organizational or constitutive documents. The Company is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Shares. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and stockholder action. Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investors, constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

4.3Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock or equity compensation plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and none of such shares were issued in violation of any pre-emptive rights and any rights of third parties and such shares were issued in compliance with applicable state and federal securities law. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. Except as set forth in the SEC Filings or as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

4.4Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of the Investors in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof.

4.5Consents. The execution, delivery and performance by the Company of the Transaction Documents and the actions contemplated thereby, and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, court or other federal, state, local or other governmental authority, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of NASDAQ, which the Company undertakes to file within the applicable time periods, (ii) the filing of the registration statement required to be filed by the Registration Rights Agreement and (iii) the Shareholder Approval.

4.6Delivery of SEC Filings; Business. True and complete copies of the SEC Filings are available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”) (other than any information for which the Company has received confidential treatment from the SEC). At the time of their respective filing dates, the SEC Filings complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act.

4.7No Material Adverse Change. Since June 30, 2018, except as specifically set forth in a subsequent SEC Filing filed prior to the date hereof, there has not been:

(i)any change in the assets, liabilities, financial condition, prospects or operating results of the Company from that reflected in the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018, except for changes in the ordinary course of business which have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ii)any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company; or

(iii)any other event or condition that, to the Company’s Knowledge, has had or would reasonably be expected to have a Material Adverse Effect.

4.8SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”), for the two calendar years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents and the actions contemplated thereby by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) assuming the accuracy of the representations and warranties in Section 5 and subject to the consents required in accordance with Section 4.5 above, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of (i)(b) and (ii), for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Section does not relate to matters with respect to tax status, which are the subject of Section 4.11, employee relations and labor matters, which are the subject of Section 4.14, and environmental laws, which are the subject of Section 4.16.

4.10Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

4.11Tax Matters. The Company has filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and has paid all taxes shown thereon or otherwise owed by it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.18 below in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

4.12Title to Properties. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid, subsisting and enforceable leases with which the Company is in compliance and with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.13Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and as presently proposed to be conducted as described in the SEC Filings, except where failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.14Labor Matters.

(a)The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.

(b)No labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.15Intellectual Property. The Company owns, possesses, licenses or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights (i) described in the SEC Filings or (ii) necessary or material for use in connection with the Company’s businesses (collectively, the “Intellectual Property Rights”), free and clear of all material liens, security interests, or encumbrances. To the Company’s Knowledge, the patents, trademarks and copyrights held or licensed by the Company included within the Intellectual Property Rights are valid, enforceable and subsisting. To the Company’s Knowledge, there is no infringement by third parties of any of the Intellectual Property Rights. The Company is unaware of any facts which could form a reasonable basis for any action, suit, proceeding or claim that the Company is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s products or services, processes or Intellectual Property Rights. No action, suit, claim or other proceeding is pending or, to the Company’s Knowledge, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Intellectual Property Rights. No action, suit, claim or other proceeding is pending or, to the Company’s Knowledge, is threatened, challenging the Company’s rights in or to any Intellectual Property Rights, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s Knowledge, the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the SEC Filings, in the current or proposed conduct of the business of the Company, do not currently, and will not upon commercialization, to the Company’s Knowledge, infringe any right or valid patent claim of any third party. To the Company’s Knowledge, except as set forth in the SEC Filings, no third party has any ownership right in or to any Intellectual Property Rights in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property Rights. To the Company’s Knowledge, no employee, consultant or independent contractor is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company. The Company has taken commercially reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. To the Company’s Knowledge, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (“USPTO”) in connection with such applications.

4.16Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws; and there is no pending or, to the Company’s Knowledge, threatened investigation that would reasonably be expected to lead to such a claim.

4.17Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may reasonably be expected to become a party or to which any property of the Company is or may reasonably be expected to become the subject, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. There has not been, and there is not pending or, to the Company’s knowledge, contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

4.18Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).

4.19Insurance Coverage. The Company maintains insurance covering its properties, operations, personnel and businesses as the Company reasonably deems commercially adequate, given the Company’s business; the Company reasonably believes such insurance insures against such losses and risks in accordance with customary industry practice to protect the Company and its businesses and which is commercially reasonable for the current conduct of its business; all such insurance is fully in force on the date hereof.

4.20Foreign Corrupt Practices. The Company has not, and to the Company’s Knowledge, no agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

4.21Compliance with NASDAQ Continued Listing Requirements. The Company is in compliance with applicable NASDAQ continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on NASDAQ and the Company has not received any notice of, nor, to the Company’s Knowledge, is there any reasonable basis for, the delisting of the Common Stock from NASDAQ that has not been remedied.

4.22Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or, to the Company’s Knowledge, an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.23No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares. The Company has offered the Shares for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the 1933 Act.

4.24No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

4.25Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Shares does not contravene the rules and regulations of NASDAQ.

4.26Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful rebate, payoff, influence payment, kickback, bribe or other unlawful payment of any nature. Neither the Company nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

4.27Transactions with Affiliates. Except as disclosed in the SEC Filings, no transaction with the Company required to be disclosed in the SEC Filings pursuant to Item 404 of Regulation S-K exists as of the date hereof that has not so been disclosed.

4.28Sarbanes-Oxley; Internal Controls. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), that have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, to the Company’s Knowledge, there have been no significant deficiencies or material weakness detected in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.29Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30Bad Actor Disqualification. Neither of the Company, nor any predecessor or affiliated issuer of the Company, nor any director, executive officer or other officer of the Company or, to the Company’s Knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of coting power, or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the 1933 Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3).

4.31Takeover Protections; Rights Agreements. The Company and the Board of Directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

4.32Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

4.33Disclosure.  The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company its businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole, and in light of disclosures in the SEC Filings, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

4.34No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

4.35Acknowledgment Regarding Investors’ Purchase of Shares.  The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Shares.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

5.Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1Authority and Capacity. Investor has all requisite authority and capacity to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to the Transaction Documents.

5.2Authorization. The execution, delivery and performance by Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3Purchase Entirely for Own Account. The Shares to be received by Investor hereunder will be acquired for Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement (if applicable), at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Investor is acquiring the Shares hereunder in the ordinary course of its business. Investor does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares to or through any person or entity. Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4Investment Experience. Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5Disclosure of Information. Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Based on the information Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Investor has sought its own professional advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares. Neither such inquiries nor any other due diligence investigation conducted by Investor shall modify, limit or otherwise affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement and the information contained in the SEC Filings.

5.6Restricted Securities. Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8Accredited Investor. At the time Investor was offered the Shares, he was and, as of the date hereof is, an “accredited investor” within the meaning of Rule 501 under the 1933 Act and has executed and delivered to the Company its Investor Questionnaire, which Investor represents and warrants is true, correct and complete. Investor is a sophisticated investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Shares. Investor has determined based on its own independent review and such professional advice as it deems appropriate, that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Shares.

5.9No General Solicitation. Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

5.10Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Investor.

5.11Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, the Placement Agents or any other Person regarding the transactions contemplated by the Transaction Documents and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons who are party to this Agreement or Investor’s agents and advisors, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12No Government Recommendation or Approval. Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

5.13No Intent to Effect a Change of Control; Ownership. Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act and under the rules of NASDAQ. Except as set forth in its Selling Stockholder Questionnaire, as of the date hereof, neither the Investor nor any of its Affiliates is the owner of record or the beneficial owner of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

5.14No Conflicts. The execution, delivery and performance by Investor of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Investor (if Investor is an entity) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material effect on the ability of Investor to perform its obligations under the Transaction Documents.

5.15No Rule 506 Disqualifying Activities. Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

5.16Residency. Investor is a resident of the jurisdiction specified below its address on the Schedule of Investors.

The Company acknowledges and agrees that the representations contained in this Section 5 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

6.Conditions to Closing.

6.1Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment, to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by an Investor (as to itself only):

(a)The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and on the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary to consummate the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, including the waiver of any applicable registration rights that could affect the rights of the Investors under the Registration Rights Agreement, all of which shall be in full force and effect.

(c)The Company shall have executed and delivered the Registration Rights Agreement to any Investor who is not an Affiliate of the Company.

(d)The Company shall have filed with NASDAQ a Notification Form: Listing of Additional Shares for the listing of the Shares and NASDAQ shall have approved the listing of the Shares.

(e)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(g)The Company shall provide the Investors with a certificate, signed by an officer or director of the Company who is not a party to this Agreement, that all the conditions contained in this Section 6.1 have been met.

6.2Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof and on the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)Each Investor shall have executed and delivered an Investor Questionnaire.

(c)Any Investor who is not an Affiliate shall have executed and delivered the Registration Rights Agreement and a Selling Stockholder Questionnaire,

(d)Any Investor purchasing Shares at the Closing shall have paid in full its Subscription Amount to the Company.

(e)NASDAQ shall have approved the listing of the Shares.

7.Covenants and Agreements of the Company.

7.1Information. From the date hereof until the Closing, the Company will make reasonably available to the Investors’ representatives, consultants and their respective counsels for inspection, such information and documents as the Investor reasonably requests, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company; provided, however, that in no event shall the Company be required to disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors.

7.2NASDAQ Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on NASDAQ and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.3Termination of Covenants. The provisions of Sections 7.1 and 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.4Form D. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of an Investor.

7.5Removal of Legends. In connection with the removal of any legend pursuant to an effective registration statement under the 1933 Act covering the resale of such Shares, the removal of any legend pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends, provided that the Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares (i) have been sold or transferred pursuant to an effective registration statement, (ii) such time as the Shares have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall (A) deliver to the

Transfer Agent irrevocable instructions in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”), and (B) cause its counsel to deliver, at Company’s sole expense, to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. The Company agrees that following the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the SEC (the “Effective Date”) or at such time as such legend is no longer required under this Section, it will, no later than three Trading Days after such date (such third Trading Day, the “Deadline Date”), deliver or cause to be delivered to such Investor Shares that are free from all restrictive and other legends. The Company shall be responsible for all fees (with respect to its Transfer Agent, counsel, DTC or otherwise) associated with such issuance. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7.5 (or instructions that are consistent therewith) will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 7.5 will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7.5, that an Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.6Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the 1933 Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

7.7Until the earliest of the time that no Investor owns Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the 1934 Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act.

7.8Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Shares under the Transaction Documents; provided, however, that no such Investor owns any equity in the Company prior to its purchase of the Shares hereunder.

7.9Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, the respective Shares purchased by each Investor to such Investor within three (3) Trading Days of the Closing Date.

7.10Use of Proceeds. Except as set forth on Schedule 7.10 attached hereto, the Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds in violation of FCPA or OFAC regulations.

7.11Reservation and Listing of Securities.

7.11.1The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents but in no event less than the Required Minimum.

7.11.2In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.  The Company shall use its commercially reasonable best efforts to obtain such Shareholder Approval at the first such meeting. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Preferred Stock is no longer outstanding.

7.11.3If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 130% of the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

8.Survival and Indemnification.

8.1Survival. Subject to applicable statute of limitations, the representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing and the delivery of the Shares.

8.2Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Investors, the employees, agents of each Investor (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on the inaccuracy in the representations, warranties, covenants or agreements of the Company contained in this Agreement or in the other Transaction Documents or the failure of the Company to perform its obligations hereunder, or any action instituted against an Investor in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such investor, with respect to any of the transactions contemplated by the Transaction Documents, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained herein, or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

8.3 Indemnification by Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, partners, members or employees of such controlling Persons (each, a “Company Indemnified Party”), against any losses, claims, damages, liabilities or expenses to which Company Indemnified Party may become subject, under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of such Investor) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by the Investor to comply with the covenants and agreements contained herein or (ii) the inaccuracy of any representation made by the Investor herein, in each case to the extent, and will reimburse each Company Indemnified Party for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by such Company Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, provided, however, that the foregoing indemnity shall not apply to any damages which resulted from a breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement or other Transaction Documents or from the Company’s gross negligence or willful misconduct. No Investor shall be liable for the indemnification obligations of any other Investor and no investor’s liability shall exceed their Subscription Amount.

8.4Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

9.Miscellaneous.

9.1Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2Counterparts; Faxes; E-mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.

9.3Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Company:

Astrotech Corporation

201 W. 5th Street, Suite 1275

Austin, Texas 78701

Attention: Eric Stober

With a copy (which will not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

E-Mail: jhempill@sheppardmullin.com

Attn: John Hempill, Esq.

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Investors.

9.6Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) prior to the Closing, Investors that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement and (b) following the Closing, the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor and (ii) following the Closing, each holder of any Shares purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Shares and the Company.

9.7Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior written consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 9:00 A.M. (New York City time) on the Trading Day immediately following the date of this Agreement, the Company shall issue a press release disclosing all material terms of transactions contemplated by this Agreement (the “Press Release”). No later than 5:30 p.m. (New York City time) on the fourth Business Day following the date of this Agreement, the Company will file a Current Report on Form 8-K (the “8-K”) attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. Notwithstanding the foregoing or anything to the contrary in this Agreement, each Investor shall remain subject to the obligations contained in any separate agreement with respect to the non-disclosure or confidentiality of any information provided by the Company to such Investor in connection with such Investor’s evaluation of the transactions contemplated hereby and acknowledges that the federal securities laws prohibit the purchase or sale of securities while in possession of material, nonpublic information.

9.8Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9Entire Agreement. This Agreement, including the signature pages, Exhibits, Appendices and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Travis County and the United States District Court for the Western District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:ASTROTECH CORPORATION

By: /s/ Eric Stober

Name: Eric Stober

Title: Chief Financial Officer

INVESTOR:

Name:/s/ Thomas B. Pickens III

INVESTOR:

Name: Winn Interests, Ltd.

By: /s/ Michael W. Calley

EXHIBIT A

Schedule of Investors

EXHIBIT B

Shares Purchased

Investor Name and Address	Number of Shares of Common Stock to be Purchased	Number of Shares of Preferred Stock to be Purchased	Aggregate Purchase Price of Shares
Thomas Pickens III	0	866,950	$2,037,332.50
Winn Interests Ltd.	409,645	0	$962,665.75
TOTAL	409,645	866,950	$2,999,998.25

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